INCORPORATED UNDER THE LAWS OF THE

                                STATE OF NEVADA


SPECIMEN                         SPECIMEN                        SPECIMEN
[SEAL]                                                            [SEAL]

                                                           CUSIP NO. 37938K 10 4

                       GLOBAL SEAFOOD TECHNOLOGIES, INC.

50,000,000 AUTHORIZED SHARES        $0.001 PAR VALUE      NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF    SPECIMEN                   SPECIMEN

Shares of                 GLOBAL SEAFOOD TECHNOLOGIES, INC.       Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                           COUNTERSIGNED AND REGISTERED BY
                            FIDELITY TRANSFER [ILLEGIBLE] (SALT LAKE CITY, UTAH)
Dated:                     By
                            TRANSFER AGENT AND REGISTRAR - AUTHORIZED SIGNATURE


       SPECIMEN                               SPECIMEN


/s/ Anita Gutierrez                                          Brent C. Gutierrez
   SECRETARY            GLOBAL SEAFOOD TECHNOLOGIES, INC.     PRESIDENT
                                [CORPORATE SEAL]
                                      NEVADA